Exhibit 2.2

Additional Sellers Deed
Those persons listed in Part A of Schedule 1 (together the Additional Sellers)
EW Pacific Pty Ltd
(Buyer)
relating to the sale and purchase of MedHealth Holdings Pty Limited ACN 141 218 215 (Company)
Jones Day Level 41, Aurora Place 88 Phillip Street Sydney NSW 2000 Tel: 61 2 8272 0500 Fax: 61 2 8272 0599 www.jonesday.com

Share Sale Deed

Operative provisions	4

1.	INTERPRETATION	4
1.1	Definitions	4
1.2	Principal Sellers Deed Definitions	6
1.3	Interpretation	6
1.4	Reasonable endeavours	6
1.5	Cleared funds	7

2.	SALE OF SHARES	7
2.1	Sale and purchase	7
2.2	No partial sale	7
2.3	Waiver of pre-emption rights	7

3.	PURCHASE PRICE	7

4.	COMPLETION	7
4.1	Completion date and place	7
4.2	Additional Sellers’ obligations	7
4.3	Buyer's obligations	7
4.4	Simultaneous Completion and interdependency	8

5.	WARRANTIES AND INDEMNITIES	8
5.1	Buyer’s warranties	8
5.2	Additional Sellers’ Warranties and indemnities	8
5.3	Reliance by Buyer	8

6.	LIMITATION ON LIABILITIES	8
6.1	General limitations	8
6.2	Contingent Claims	9
6.3	Maximum claim amount and several and proportionate liability	9
6.4	Mitigation	10
6.5	Related Benefits	10
6.6	No Double Recovery	10
6.7	Refund of Purchase Price	10
6.8	Independent limitations	10
6.9	Excluded Warranties	10
6.10	Circumstances where limitations do not apply	10
6.11	Excluded Conduct	10

7.	CLAIMS PROCEDURE	11
7.1	Written notice of Claims	11
7.2	Claim Dispute	11
7.3	Recovery Amount	12

8.	RECORDS RETENTION	12

9.	CONFIDENTIALITY	13
9.1	Primary obligation	13
9.2	Permitted disclosure	13
9.3	Security and control	13

10.	DISPUTE RESOLUTION	13
10.1	Dispute	13
10.2	General Dispute Notice	13
10.3	Parties to try to settle Dispute	13
10.4	Arbitration	14
10.5	Relief	14

11.	GST	14
11.1	Interpretation	14
11.2	General	15
11.3	GST payable	15
11.4	Recovery of GST payable	15
11.5	Reimbursement or indemnity payment	15
11.6	Variation of GST	15

12.	COSTS AND STAMP DUTY	15
12.1	Costs	15
12.2	Stamp duty	15

13.	NOTICES	16
13.2	Change of address	17
13.3	No effect on other rights	17

14.	MISCELLANEOUS	17
14.1	Alterations	17
14.2	Approvals and consents	17
14.3	Assignment	17
14.4	Survival	17
14.5	Counterparts	17
14.6	No merger	17
14.7	Further action	17
14.8	Waiver	18
14.9	Severance	18
14.10	Power of attorney	18
14.11	Entire Agreement	18

15.	GOVERNING LAW AND JURISDICTION	18
15.1	Law of Victoria	18
15.2	Parties to submit to jurisdiction	18

SCHEDULE 1	: THE PRINCIPAL SELLERS AND ADDITIONAL SELLERS	19

SCHEDULE 2	: WARRANTIES	21

SCHEDULE 3	: BUYER'S WARRANTIES	22

Signing page	23

Details

Date	31 August 2012

Parties

Those persons listed in Part A of Schedule 1 (together the Additional Sellers) EW Pacific Pty Ltd (ACN 160 098 162) of Level 6, 486 Albert Street East Melbourne VIC 3002.(the Buyer)

Background

A	The Principal Sellers and the Additional Sellers together own the entire issued share capital of the Group in the proportions set out in Schedule 1.

B	The Principal Sellers have agreed to sell and the Buyer has agreed to purchase the Principal Shares in the Company on and subject to the terms and conditions set out in the Principal Sellers Deed.

C	The Additional Sellers have agreed to sell and the Buyer has agreed to purchase the Additional Shares in the Company on and subject to the terms and conditions set out in this Deed.

D	The completion of the sale of the Principal Shares and the Additional Shares shall occur simultaneously and are interdependent.

Operative provisions

1.	INTERPRETATION

1.1	Definitions

Additional Sellers’ Representative means Adam Goldberger.

Additional Shares means (as the context requires):

(a)	the number of fully paid class A preference shares in the Company set out next to the name of that Additional Seller in the second column of Schedule 1; or

(b)	all the class A preference shares in the Company held by the Additional Sellers.

Aggregate Purchase Price has the meaning given to it in clause 3(b).

Aggregate Shares means the aggregate of the Principal Shares and the Additional Shares.

Buyer Indemnity means the indemnity given by the Buyer to the Additional Sellers in clause 5.1(a)(ii).

Buyer Warranties means the warranties given by the Buyer to the Additional Sellers set out in clause 5.1(a)(i) and Schedule 3.

Claim Dispute has the meaning given to it in clause 7.2(b).

Claim Dispute Notice has the meaning given to it in clause 7.2(b).

Claim Notice has the meaning given to it in clause 7.1(a).

Completion means the performance of the acts set out in clause 4 to be performed on the Completion Date.

Disclosing Party has the meaning given to it in clause 9.1(b).

Dispute has the meaning given to it in clause 10.1.

Incentive Loan Agreement means the individual agreements entered into under the Incentive Loan Plan between:

(a)	the Company and Robyn Walsh; and

(b)	the Company and each Additional Seller,

whereby the Company agrees to provide a loan to each of Robyn Walsh and each of the Additional Sellers to acquire the shares in the Company owned by Robyn Walsh and the Additional Shares respectively.

Incentive Loan Plan means the loan plan and related loan agreements entered into between the Company, Robyn Walsh and each of the Additional Sellers.

Indemnity means the indemnity provided by each of the Additional Sellers to the Buyer under clause 5.2(b).

Principal Sellers means RA Investment I Comm. V, Riverside Capital Appreciation Fund V Investments Comm. V and Robyn Walsh.

Principal Sellers Deed means the Share Sale and Purchase Deed dated on or about the date of this deed between the Principal Sellers, Stuart Baxter, Simon Feiglin and the Buyer.

Principal Shares means (as the context requires):

(a)
the number of fully paid ordinary shares or class A preference shares in the Company set out next to the name of the Principal Seller in the second column of Schedule 1 of the Principal Sellers Deed; or

(b)	all the ordinary shares and class A preference shares in the Company held by the Principal Sellers.

Proportional Entitlement means the dollar amount set out in the third column next to the name of the Additional Seller in the third column of Schedule 1.

Purchase Price has the meaning given to it in clause 3(a).

Receiving Party has the meaning given to it in clause 9.1.

Warranties means the several warranties given by each of the Additional Sellers to the Buyer set out in clause 5.2(a) and Schedule 2.

Warranty Expiry Date has the meaning given to it in clause 6.1(g).

1.2	Principal Sellers Deed Definitions

Unless the context requires otherwise, any term which is not defined in clause 1.1 or elsewhere in this Deed has the meaning given to it in the Principal Sellers Deed.

1.3	Interpretation

Except where the context otherwise requires, in this Deed:

(a)	headings are included for convenience only and do not affect the interpretation of this Deed;

(b)	the singular includes the plural and vice versa, and a gender includes other genders;

(c)	another grammatical form of a defined word or expression has a corresponding meaning;

(d)	a reference to “this Deed” means this document including the schedules and appendices to it;

(e)	a reference to a clause, paragraph, schedule or appendix is to a clause or paragraph of, or schedule or appendix to, this Deed, and a reference to this Deed includes any schedule or appendix;

(f)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(g)	a reference to $ or dollars is to Australian currency;

(h)	a reference to time is to Melbourne, Australia local time;

(i)	"including", "includes" and any similar expression are not words of limitation;

(j)	a reference to a party is to a party to this Deed, and a reference to a party to a document includes the party's executors, administrators, successors and permitted assigns and substitutes;

(k)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(l)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(m)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this Deed or any part of it; and

(n)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

1.4	Reasonable endeavours

Any provision which requires a party to use 'reasonable endeavours' means that the party must take all reasonable steps necessary to perform or provide the thing or procure that the thing is done or happens, but does not include:

(a)	any obligation to commence any legal action or proceeding against any person to perform or provide the thing or to procure that thing is done or happens; or

(b)
to pay any money or to provide any financial compensation, valuable consideration or any other incentive to or for the benefit of any person except for payment of any applicable fee for lodgment or filing of any relevant application with any Governmental Agency.

1.5	Cleared funds

All payments made under this Deed must be made in Cleared Funds.

2.	SALE OF SHARES

2.1	Sale and purchase

Subject to the terms of this Deed, each of the Additional Sellers agrees to sell, free from all Security Interests, the Additional Shares and the Buyer agrees to purchase the Additional Shares from each of the Additional Sellers.

2.2	No partial sale

The obligation of the Buyer to buy any Additional Shares under this clause 2 is conditional and interdependent on the completion by the Buyer of the purchase of all the Aggregate Shares (whether held by the Principal Sellers or Additional Sellers) and neither the Additional Sellers nor the Buyer are required to complete the sale and purchase of any of the Additional Shares unless the sale and purchase of all the Aggregate Shares is completed simultaneously.

2.3	Waiver of pre-emption rights

Each Additional Seller hereby waives any pre-emptive rights it may have in relation to the Additional Shares or the Principal Shares.

3.	PURCHASE PRICE

(a)	The purchase price for each Additional Seller’s Additional Shares is that Additional Seller’s Proportional Entitlement (Purchase Price).

(b)	The purchase price for the aggregate of the Additional Shares is the aggregate of the Additional Sellers’ Proportional Entitlements (Aggregate Purchase Price).

4.	COMPLETION

4.1	Completion date and place

Completion will take place on the Completion Date at a place to be agreed by the parties in writing in Sydney, New South Wales, Australia.

4.2	Additional Sellers’ obligations

On Completion, each Additional Seller must deliver to the Buyer a duly executed transfer of their Additional Shares in favour of the Buyer, together with the share certificates for their Additional Shares.

4.3	Buyer's obligations

On Completion, the Buyer must pay the Aggregate Purchase Price in accordance with a direction jointly signed by Riverside and the Additional Sellers’ Representative.

4.4	Simultaneous Completion and interdependency

(a)	The sale and purchase of the Principal Shares and Additional Shares held by each Principal Seller and Additional Seller respectively must occur simultaneously.

(b)	The parties’ obligations at Completion are interdependent so that a thing done at Completion by a party is conditional on and is not taken as done until all things required at Completion are done.

5.	WARRANTIES AND INDEMNITIES

5.1	Buyer’s warranties

(a)	The Buyer:

(i)	represents and warrants to the Additional Sellers that each of the Buyer’s Warranties is correct and not misleading on the Completion Date; and

(ii)	indemnifies the Additional Sellers against any Liability to the extent that the Liability is for a breach of any Buyer Warranty.

(b)
The Buyer acknowledges that it has given the Buyer Warranties to the Additional Sellers with the intention of inducing the Additional Sellers to enter into this Deed with the Buyer, and that the Additional Sellers have entered into this Deed on the basis of, and in reliance on, the Buyer Warranties.

5.2	Additional Sellers’ Warranties and indemnities

Subject to clause 6.3, each Additional Seller severally:

(a)
represents and warrants to the Buyer that each of the Warranties (so far as they relate to that Additional Seller or that Additional Seller’s Additional Shares) is correct and not misleading on the Completion Date (except that a Warranty stated to be made at some other date, is made only at that date); and

(b)	indemnify the Buyer (subject at all times to any applicable provisions in clause 6) against any Liability to the extent that the Liability is for a breach of the Warranties.

5.3	Reliance by Buyer

The Additional Sellers acknowledge that they have given the Warranties to the Buyer with the intention of inducing the Buyer to enter into this Deed with the Additional Sellers, and that the Buyer has entered into this Deed on the basis of, and in reliance on, the Warranties.

6.	LIMITATION ON LIABILITIES

6.1	General limitations

The Additional Sellers will not be liable for any Liability for any breach of the Warranties or any Claim or Liability under the Indemnity:

(a)
(search results) to the extent that the fact, matter or circumstance giving rise to the Liability was disclosed on any public registers maintained by the Australian Securities and Investments Commission on 7 May 2012 or the personal property securities register maintained by the Insolvency and Trustee Service Australia on 10 May 2012.

(b)	(general) to the extent that the Liability:

(i)	arises as a result of the enactment or amendment of any Law after Completion (whether or not with any retrospective effect);

(ii)
arises as a result of the Buyer or any of its Related Entities applying different accounting methods or concepts in respect of one or more of the Group Companies after Completion, or as a result of a change in Accounting Standards or the Accounting Principles after Completion;

(iii)	is attributable to anything done or not done after Completion by the Buyer, its Related Entities or Representatives; or

(iv)	is in respect of any Forward Looking Information;

(c)	(consequential loss) to the extent that the Claim or Liability is for special, indirect or consequential loss or damage including loss of profit;

(d)	(recovered) to the extent that the Claim or Liability is made good or compensated for by way of payment received by the Buyer;

(e)	(compliance with claim procedure) to the extent that the Claim or Liability is for a breach of a Warranty or is under the Indemnity and to the extent to which:

(i)	the Buyer’s non-compliance with the Claim procedure set out in clause 7 has increased the Claim or Liability; or

(ii)	compliance with the Claim procedure set out in clause 7 would have decreased the Claim or Liability;

(f)	(change of ownership) to the extent that the Claim or Liability has arisen as a result of

(i)	a restructure of the Business, the Company or the Group after Completion; or

(ii)	a cessation or alteration of the Business after Completion; or

(g)
(time limits for Warranties) unless the Buyer has given written notice to the Additional Sellers notifying them of the Claim which gives rise to the Liability by no later than 7 years after the Completion Date (Warranty Expiry Date).

6.2	Contingent Claims

(a)
The Additional Sellers will not be liable for any Liability for any breach of the Warranties or any Claim or Liability under an Indemnity to the extent that the Claim or Liability is contingent, prospective, not ascertained or not ascertainable unless legal proceedings in respect of the Claim or Liability have been issued and served by the Buyer on the Additional Sellers, by no later than 3 months after the Warranty Expiry Date.

(b)	For the purposes of clause 6.2(a) legal proceedings will not be deemed to have been commenced unless they have been properly issued and validly served upon the Additional Sellers.

6.3	Maximum claim amount and several and proportionate liability

The maximum aggregate amount which the Buyer may recover from an individual Additional Seller in respect of all Claims or Liabilities for:

(a)	a breach by that Additional Seller of the Warranties; or

(b)	under the Indemnity in connection with such a breach,

whether for a single Claim or an aggregate of Claims is the Dollar amount of their Proportional Entitlement.

6.4	Mitigation

The Buyer must use all reasonable endeavours to mitigate any Liability that may give rise to a Claim against the Additional Sellers, including without limitation by seeking recovery or compensation by other means from any third party, including under any insurance policy.

6.5	Related Benefits

In assessing any Liabilities recoverable by the Buyer as a result of any Claim or Liability in relation to this Deed, any benefit or savings (including any set-off, deduction, loss, rebate or refund) accruing to the Buyer, or the Group arising directly or indirectly from the matter giving rise to the Claim or Liability (Related Benefit Recovery Amount) must be taken into account and the Claim or Liability must be reduced by an amount equal to the Related Benefit Recovery Amount less any Tax payable by the Buyer as a result of receiving the Related Benefit Recovery Amount.

6.6	No Double Recovery

The Buyer is not entitled to make a Claim for breach of a Warranty or under the Indemnity more than once in respect of the same Liability.

6.7	Refund of Purchase Price

(a)
Any monetary compensation received by the Buyer as a result of any breach by the Additional Sellers of any of the Warranties or as a result of any Claim by the Buyer under the Indemnity will be in pro rata reduction and refund of the Purchase Price.

(b)
Any monetary compensation received by an Additional Seller as a result of any breach by the Buyer of any of the Buyer Warranties or as a result of any Claim by an Additional Seller under the Buyer Indemnity will be a pro rata increase in the Purchase Price.

6.8	Independent limitations

Each qualification and limitation in this clause 6 is to be construed independently of the others and is not limited by any other qualification or limitation.

6.9	Excluded Warranties

To the fullest extent permitted by Law, all warranties, representations and undertakings (whether express or implied and whether oral or in writing) made or given by any party or their Representatives other than as expressly contained in this Deed are expressly excluded from this Deed.

6.10	Circumstances where limitations do not apply

None of the limitations in this clause 6 apply to any Claim or Liability to the extent that it arises out of, or is increased as a result of any fraud or wilful concealment by any Additional Seller or any of their Representatives.

6.11	Excluded Conduct

The Buyer acknowledges that:

(a)
in deciding to enter into this Deed and proceed to Completion, it has not relied on any express or implied (whether written or oral) statement, representation, warranty, term, condition, forecast or promise made, or other conduct engaged in, by the Additional Sellers in connection with the sale of the Company (Excluded Conduct), which is not expressly set out in this Deed;

(b)
unless a statute provides otherwise, neither the Additional Sellers nor their Representatives have any Liability to the Buyer, their Related Entities or their Representatives for any Claim arising from, or connected with, any Excluded Conduct;

(c)
to the maximum extent permitted by Law, the Buyer and its Related Entities irrevocably waive and release the Additional Sellers and their Representatives from any Liability for, or in connection with, any Excluded Conduct; and

(d)
in deciding to proceed to Completion, it has done so after having conducted a full inspection and investigation of the Group and the Business to its satisfaction, including, without limitation, a full review and assessment of the Disclosures.

7.	CLAIMS PROCEDURE

7.1	Written notice of Claims

If the Buyer becomes aware of any fact, matter or circumstance which means it will or may seek to make a Claim against an Additional Seller for breach of the Warranties or a Claim under the Indemnity, the Buyer must:

(a)
within 14 Business Days after the date when the matter first comes to the Buyer’s attention, give a written notice to the Additional Seller of all relevant details of the Claim (a Claim Notice), including:

(i)	the Additional Seller it claims has breached Warranty;

(ii)	full details of any facts, matters or circumstances in relation to the Claim;

(iii)	the Warranty or Indemnity that is the subject of the Claim; and

(iv)	the monetary amount of the Liability incurred (or estimated to be incurred) in respect of the Claim; and

(b)
provide the relevant Additional Seller with all information and documents reasonably requested to allow the relevant Additional Seller to determine whether or not to give a Claim Dispute Notice and if so to determine the contents of the Claim Dispute Notice.

7.2	Claim Dispute

If an Additional Seller disputes a Claim Notice given by the Buyer under clause 7.1 (Claim Dispute), the Additional Seller may give the Buyer a written notice within 20 Business Days of receipt of the Claim Notice which sets out:

(a)	in detail the reason why the Additional Seller disputes the Claim Notice; and

(b)
the monetary amount (if any) admitted by the Additional Seller as being owing to the Buyer for the Liability incurred or estimated to be incurred in respect of the Claim (together a Claim Dispute Notice), following which the Claim Dispute must be dealt with in accordance with clause 10.

7.3	Recovery Amount

The Buyer must give:

(a)
written notice to the relevant Additional Seller if it receives any amount by way of payment, credit, compensation or recovery after the Completion Date in respect of any Liability which the Buyer has wholly or partially recovered from an Additional Seller within 10 Business Days of the amount being recovered (Recovery Amount); and

(b)
pay the Recovery Amount to the relevant Additional Seller within the same 10 Business Day period less all costs incurred by the Buyer or Group Company in recovering the Recovery Amount and any Tax payable by the Buyer or Group Company as a result of receiving the Recovery Amount.

8.	RECORDS RETENTION

(a)	The Buyer must retain or procure the retention of the Records for 7 years after the Completion Date.

(b)
Upon an Additional Seller or its Representatives’ prior written request on reasonable notice, the Buyer must make available to the Additional Seller or its Representatives for inspection or copying the Records reasonably required by the Additional Seller:

(i)	to enable the Additional Seller to prepare accounts, tax returns and other statutory returns relating wholly or partly to any period before Completion; or

(ii)	in connection with the prosecution or defence of any claim by or against any Additional Seller relating to a Group Company, the Business or this Deed.

The Buyer is not required to comply with any request under this clause 8(b) to the extent that doing so will breach any obligation of confidentiality or result in a waiver of privilege in relation to that document. The cost of any inspection or copying of the Records will be borne by the Additional Seller.

(c)
Upon the Buyer’s prior written request on reasonable notice, an Additional Seller must make available to the Buyer or its Representatives for inspection or copying the Records reasonably required by the Buyer:

(i)	to enable the Buyer to prepare accounts, tax returns and other statutory returns relating wholly or partly to any period before Completion; or

(ii)	in connection with the prosecution or defence of any claim by or against the Buyer or a Group Company relating to a Group Company, the Business or this Deed,

but only to the extent that such Records are in the possession or control of the relevant Additional Seller.

(d)
No Additional Seller is required to comply with any request under clause 8(c) to the extent that doing so will breach any obligation of confidentiality or result in a waiver of privilege in relation to that document. The cost of any inspection or copying of the Records will be borne by the Buyer.

9.	CONFIDENTIALITY

9.1	Primary obligation

Each party who receives Confidential Information (Receiving Party) must:

(a)	subject to clauses 9.2 and 9.3, keep the Confidential Information confidential;

(b)
not use the Confidential Information for the Receiving Party’s own or another’s advantage, or to the competitive disadvantage of the party disclosing the Confidential Information (Disclosing Party); and

(c)	not copy or duplicate or allow the copying or duplication of any Confidential Information.

9.2	Permitted disclosure

(a)	A party may disclose Confidential Information:

(i)
to its professional advisers, bankers, financial advisers, equity or debt financiers or any of its employees to whom it is necessary to disclose the Confidential Information, if those persons undertake to keep the Confidential Information confidential;

(ii)	pursuant to any applicable law or court order, or to a Governmental Agency or stock exchange or in order to comply with its obligations under this Deed; or

(iii)	for the purposes of issuing, defending or participating in legal proceedings.

9.3	Security and control

The Receiving Party must:

(a)	take all reasonable proper and effective precautions to maintain the confidential nature of the Confidential Information; and

(b)	immediately notify the Disclosing Party of any potential, suspected or actual unauthorised access, disclosure, copying or use or breach of this clause 9.

10.	DISPUTE RESOLUTION

10.1	Dispute

If a dispute (Dispute) arises between the Buyer and an Additional Seller in connection with this Deed, except where urgent interlocutory relief is sought, the Buyer and the Additional Seller must use their reasonable endeavours to settle the Dispute under this clause 10.

10.2	General Dispute Notice

If a Dispute arises, the party who reasonably believes that there is a Dispute must give written notice setting out the nature of the Dispute and any relevant facts or circumstances relating to the Dispute to the other party (General Dispute Notice).

10.3	Parties to try to settle Dispute

Within 5 Business Days of the date of the General Dispute Notice, each party must nominate a suitable person who has authority to negotiate and settle the Dispute. The respective nominated persons must then use their reasonable endeavours to resolve the Dispute.

10.4	Arbitration

(a)
If a Dispute has not been resolved by the disputing parties within 10 Business Days of the date of the General Dispute Notice (Notice Period), either party may submit the Dispute to ACICA for determination in accordance with this clause 10.4.

(b)	The arbitrator of any Dispute referred to ACICA will be an independent person appointed by ACICA.

(c)	The arbitration will be held in Melbourne, Victoria and must be conducted in accordance with the laws of Victoria, Australia and according to the ACICA Arbitration Rules.

(d)	Subject to clause 10.4(e), each party to the Dispute will bear its own costs connected to the arbitration.

(e)	Half of the costs of the arbitration and the arbitration centre will be borne by the Additional Seller and half of those costs will be borne by the Buyer.

(f)	The arbitrator’s determination in relation to the matter shall be final and binding on the parties to the dispute.

(g)	If the Dispute relates to a Claim under a warranty or indemnity in this Deed then:

(i)	the purpose of the arbitration referred to ACICA will be to determine the monetary amount of the Liability incurred arising out of the Claim which is the subject of the Dispute Notice; and

(ii)
the arbitrator’s determination under clause 10.4(e) must state in writing the monetary amount of the Liability incurred arising out of the Claim which is the subject of the Dispute Notice (Determined Amount).

(h)
No later than 20 Business Days after a determination by the arbitrator referred to under clause 10.4(e), the party against whom the determination is made must pay an amount equal to the Determined Amount to the other party.

10.5	Relief

(a)	Nothing in this clause 10 will limit the ability of any party to seek urgent injunctive relief or other equitable relief in relation to any Claim or Liability.

(b)	Failure by a party to a Dispute to attempt to comply with this clause 10 may be pleaded as a bar to proceedings initiated by that party, except in the case of proceedings requesting urgent relief.

11.	GST

11.1	Interpretation

(a)	Unless the context suggests otherwise, expressions used in this clause 11 have the same meanings given to those expressions in the GST Law.

(b)	Any part of a supply that is treated as a separate supply for GST purposes (including attributing GST payable to tax periods) will be treated as a separate supply for the purposes of this clause 11.

11.2	General

Unless GST is expressly included, the consideration expressed to be payable under any other clause of this Deed for any supply made under or in connection with this Deed does not include GST.

11.3	GST payable

(a)
To the extent that any supply made under or in connection with this Deed is a taxable supply by a party (Supplier), the GST exclusive consideration otherwise payable  or to be provided by any other party (Recipient) for that supply is increased by an additional amount equal to that other consideration multiplied by the rate at which GST is imposed in respect of the supply, and that additional amount is payable by the Recipient at the same time as the other consideration is payable or to be provided.

(b)	The Supplier must provide the Recipient with a valid tax invoice before being entitled to receive payment of the additional amount under clause 11.3(a).

11.4	Recovery of GST payable

Each Additional Seller and the Buyer agrees to do all things, including providing tax invoices and other documentation, that may be reasonably necessary or desirable to ensure or assist the other party to claim any input tax credit, adjustment or refund in relation to any amount of GST paid or payable in respect of any supply made under or in connection with this Deed.

11.5	Reimbursement or indemnity payment

If a payment to a party under this Deed is a payment by way of reimbursement or indemnity and is calculated by reference to the GST inclusive amount of a loss, cost or expense incurred by that party, then the payment is to be reduced by the amount of any input tax credit to which that party is entitled for the acquisition to which that loss, cost or expense relates, and that payment may be increased on account of GST pursuant to clause 11.3.

11.6	Variation of GST

If the GST payable in relation to a supply made under or in connection with this Deed varies from the additional amount paid by the Recipient under clause 11.3, then the Supplier will provide a corresponding refund or credit to, or will be entitled to receive the amount of that variation from, the Recipient.  Any payment, credit or refund under this clause 11.6 is deemed to be a payment, credit or refund of the additional amount payable under clause 11.3.  Where there is an adjustment event, the Supplier must issue an adjustment note to the Recipient as soon as the Supplier becomes aware of the adjustment event.

12.	COSTS AND STAMP DUTY

12.1	Costs

Each party must pay its own costs connected with negotiation, preparation and execution of this Deed.

12.2	Stamp duty

(a)	The Buyer must pay all stamp duty payable in connection with the sale of the Additional Shares under this Deed when due.

(b)
The Buyer indemnifies each of the Additional Sellers against any Liability to the extent that the Liability is for stamp duty payable in connection with the sale of their Additional Shares under this Deed (including any fines or penalties).

13.	NOTICES

(a)
Subject to clause 13, notices may be served either by delivery to a party personally, by posting to the party's last known address by pre-paid ordinary mail or facsimile or email, or if the address is outside Australia, by pre-paid air mail for facsimile to the party's last known address for service.

(b)
Any notice or other written correspondence provided by a party to another party under this Deed, including without limitation, any notices or correspondence given pursuant to clauses 7 and 10, must be copied to the Additional Sellers’ Representative.

(c)	If a communication is given by:

(i)	post, it is taken as received if posted within Australia to an Australian address 3 Business Days (in place of receipt) after posting;

(ii)
facsimile, when the sender's facsimile machine produces a report that the fax was sent in full to the addressee, the report will be prima facie evidence that the facsimile was received by the addressee in legible form at the time indicated on that report; or

(iii)
by email, it is taken as received where the sender receives a delivery confirmation report which records the time that the email was delivered to the addressee’s last notified email address, unless the sender receives a delivery failure notification indicating that the electronic mail has not been delivered to the addressee.

(d)	Each party may from time to time change its particulars for service by notice to each other party, however, the particulars for services initially are as follows:

Additional Sellers’ Representative
Address:	Level 6, 486 Albert Street East Melbourne VIC 3002
Attention:	Adam Goldberger
Facsimile:	03 9650 2255
Email:	goldbergera@mlcoa.com.au
Additional Sellers	Notice details for each Additional Seller are set out in Schedule 1.
Buyer
Address:	ExamWorks 3280 Peachtree Road Suite 2625 Atlanta GA 30305

Attention:	Mr Miguel Fernandez de Castro Chief Financial Officer
Facsimile:	1 404 846 1554
Email:	miguel.fernandez@examworks.com

13.2	Change of address

Any party may change its address, facsimile or email for receipt of Notices at any time by giving written notice of such change to each party.

13.3	No effect on other rights

A party’s right to require payment of interest does not affect any other rights and remedies it may have regarding the default.

14.	MISCELLANEOUS

14.1	Alterations

This Deed may be altered only by Deed in writing signed by each party.

14.2	Approvals and consents

Except where this Deed expressly states otherwise, a party may, in its discretion, give conditionally or unconditionally or withhold any approval or consent under this Deed.

14.3	Assignment

A party cannot assign, charge, encumber, create a Security Interest over, dispose of or otherwise deal with any rights and obligations under this Deed, or attempt or purport to do so, without the prior written consent of the other parties.

14.4	Survival

Subject to any provision in this Deed to the contrary, any indemnity or any obligation of confidence under this Deed is independent and survives termination of this Deed.  Any other term by its nature intended to survive termination of this Deed survives termination of this Deed.

14.5	Counterparts

This Deed may be executed in one or more counterparts.  All executed counterparts constitute one Deed.

14.6	No merger

The rights and obligations of the parties under this Deed do not merge on completion of any transaction contemplated by this Deed.

14.7	Further action

Each party must do, at its own expense, everything reasonably necessary (including executing Deeds, Deeds or other documents) to give full effect to this Deed and any transactions contemplated by it.

14.8	Waiver

A party does not waive a right, power or remedy if it fails to exercise or delays in exercising the right, power or remedy.  A single or partial exercise of a right, power or remedy does not prevent another or further exercise of that or another right, power or remedy.  A waiver of a right, power or remedy must be in writing and signed by the party giving the waiver.

14.9	Severance

If a provision of this Deed would, but for this clause, be unenforceable:

(a)	the provision will be read down to the extent necessary to avoid that result; and

(b)	if the provision cannot be read down, to that extent, it will be severed without affecting the validity and enforceability of the remainder of this Deed.

14.10	Power of attorney

Each person who executes this Deed on behalf of a party under a power of attorney declares and warrants that he or she is not aware of any fact or circumstances that might affect his or her authority to do so under that power of attorney.

14.11	Entire Agreement

This Deed and the Principal Sellers Deed embody the entire understanding and Deed between the parties as to its subject matter.  All prior conduct, agreements, arrangements and understandings in relation to its subject matter are superseded by this Deed and the Principal Sellers Deed and will be of no force or effect whatever, and neither party has relied upon or will be liable to the other party in respect of those matters.

15.	GOVERNING LAW AND JURISDICTION

15.1	Law of Victoria

The law of the State of Victoria, Australia governs this Deed.

15.2	Parties to submit to jurisdiction

The parties submit to the non-exclusive jurisdiction of the courts of the State of Victoria, Australia.

Signing page

Executed as a deed.

Executed by EW Pacific Pty Ltd

                              /S/
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Signature of Director

J. MIGUEL FERNANDEZ DE CASTRO
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Name of Director
(block letters)

) ) ) ) ) ) ) ) ) ) )

                              /S/
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Signature of Director/ Company Secretary

CLARE ARGUEDAS
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
Name of Director/ Company Secretary
(block letters)

Signed, sealed and delivered by Clive Sher in the presence of:

                              /S/
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Signature of Witness

KAREN BUTLER
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
Full name of witness

) ) ) ) ) ) ) ) ) ) )	/S/ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ Signature of Clive Sher

Signed, sealed and delivered by Adam Goldberger in the presence of:

                              /S/
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
Signature of Witness

KAREN BUTLER
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
Full name of witness

) ) ) ) ) ) ) ) ) ) )	/S/ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ Signature of Adam Goldberger

Signed, sealed and delivered by Robert Jackson in the presence of:

                              /S/
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Signature of Witness

ADAM GOLDBERGER
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
Full name of witness

) ) ) ) ) ) ) ) ) ) )	/S/ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ Signature of Robert Jackson

Signed, sealed and delivered by Suzan Drew in the presence of:

                              /S/
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Signature of Witness

RAEWYN MICHELLE CARSE
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
Full name of witness

) ) ) ) ) ) ) ) ) ) )	/S/ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ Signature of Suzan Drew

Signed, sealed and delivered by David Camilleri in the presence of:

                              /S/
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Signature of Witness

KAREN BUTLER
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
Full name of witness

) ) ) ) ) ) ) ) ) ) )	/S/ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ Signature of David Camilleri

Signed, sealed and delivered by Jennifer Boyd in the presence of:

                              /S/
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Signature of Witness

PETER JOHN TREVETHAN
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
Full name of witness

) ) ) ) ) ) ) ) ) ) )	/S/ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ Signature of Jennifer Boyd

Signed, sealed and delivered by Kymberley Pitstock in the presence of:

                              /S/
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Signature of Witness

JESSICA LEE FONG
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
Full name of witness

) ) ) ) ) ) ) ) ) ) )	/S/ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ Signature of Kymberley Pitstock

Signed, sealed and delivered by Corrine Law-Davis in the presence of:

                              /S/
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Signature of Witness

KATIE DIMITRIADIS
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
Full name of witness

) ) ) ) ) ) ) ) ) ) )	/S/ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ Signature of Corrine Law-Davis

Signed, sealed and delivered by Jane Yarham in the presence of:

                              /S/
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Signature of Witness

CERI MCCUTCHEON
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
Full name of witness

) ) ) ) ) ) ) ) ) ) )	/S/ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ Signature of Jane Yarham

Signed, sealed and delivered by Michelle Carse in the presence of:

                              /S/
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Signature of Witness

SUZAN DREW
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
Full name of witness

) ) ) ) ) ) ) ) ) ) )	/S/ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ Signature of Michelle Carse